United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Act of 1934

August 25, 2015

Date of Report (date of earliest event reported)

Deltic Timber Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas	71730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Effective August 25, 2015, Deltic Timber Corporation (“Deltic” or the “Company”) entered into a First Amendment to the Company’s Second Amended and Restated Revolving Credit Agreement with the consent of the lenders thereto. Pursuant to the First Amendment to Second Amended and Restated Revolving Credit Agreement (the “Amendment”), dated August 25, 2015, the Company was permitted to expand its credit facilities so that the Company could enter into a new $100,000,000 Term Loan Credit Agreement with American AgCredit, PCA. Under the Amendment, SunTrust Bank remains a lender and Administrative Agent for the other existing lenders, which are: American AgCredit, PCA; JPMorgan Chase Bank, N.A.; Regions Bank; Wells Fargo Bank, N.A.; BancorpSouth Bank; Bank of America, N.A.; IBERIABANK; Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A. “Rabobank Nederland”, New York Branch; and Branch Banking and Trust Company.

Effective August 27, 2015, and pursuant to the Amendment, Deltic entered into a new ten-year $100,000,000 Term Loan Credit Agreement (the “Credit Agreement”) with American AgCredit, PCA. The Company’s subsidiaries are guarantors under the terms of the Credit Agreement, which has a 4.05 percent fixed rate of interest and a maturity date of August 27, 2025. The Credit Agreement has the same financial covenants as those found in the Company’s Second Amended and Restated Revolving Credit Agreement as amended on August 25, 2015.

The foregoing description of the Amendment and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the First Amendment to Second Amended and Restated Revolving Credit Agreement document and the Term Loan Credit Agreement document, which are filed respectively as Exhibit 10.32 and Exhibit 10.33 hereto, and are incorporated by reference into this report.

Item 2.03.	Creation of a Direct Financial Obligation

The information described above under “Item1.01. Entry into a Material Definitive Agreement” is hereby incorporated by this reference to Item 2.03. Creation of a Direct Financial Obligation.

Item 9.01.	Financial Statements and Exhibits

Included herein as Exhibit 10.32 and Exhibit 10.33 are copies of the First Amendment to Second Amended and Restated Credit Agreement and the Term Loan Credit Agreement, dated August 25, 2015 and August 27, 2015, respectively.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

By:	/s/ Jim F. Andrews, Jr.
Jim F. Andrews, Jr., Secretary

Date: August 28, 2015